UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

FLUENCE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2107 Wilson Boulevard, Suite 900
Arlington, Virginia 22201

(Address of principal executive offices) (Zip Code)

(833) 358-3623

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and Chief Financial Officer Transitions

On October 30, 2026, Julian Nebreda departed from his position as President and Chief Executive Officer of Fluence Energy, Inc. (the “Company”), effective immediately. Mr. Nebreda also resigned from the Company’s Board of Directors (“the Board”), effective immediately, which resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Axel Meier, who has served on the Board since January 2020, was appointed by the Board as interim Chief Executive Officer on October 30, 2026, which appointment was effective on November 2, 2026. Mr. Meier previously served as a director designee of Siemens Industry, Inc. (“Siemens Industry”) and its Permitted Transferees (as defined in the Company’s Stockholders Agreement, dated as of October 27, 2021, by and among the Company, Fluence Energy, LLC, Siemens Industry, AES Grid Stability, LLC, and Qatar Holding LLC (as amended and modified from time to time, the "Stockholders Agreement")) pursuant to Siemens Industry’s rights under the Stockholders Agreement. On November 1, 2026, Mr. Meier resigned as a director designee of Siemens Industry and its Permitted Transferees, and each committee of the Board on which he served, including the Compensation and Human Resources Committee and the Finance and Investment Committee. On October 30, 2026, Mr. Meier was re-appointed to serve as a director of the Company’s Board, effective as of November 2, 2026, for a term expiring at the Company’s annual meeting of stockholders to be held in 2027 and until his respective successor is duly elected and qualified or his earlier death, disqualification, resignation or removal.

Mr. Meier, age 63, previously served as Chief Financial Officer of Siemens Smart Infrastructure from April 2019 until June 2026, and he ceased providing any services to Siemens Industry or its affiliates prior to his appointment as interim Chief Executive Officer of the Company. From 2015 to April 2019, Mr. Meier served as the Chief Financial Officer of Siemens Building Technologies. He started his career at Siemens in 1988 with increasing responsibilities in businesses pertaining to communications, industry, and infrastructure.

On October 30, 2026, the Board also appointed Ricardo Roizen as the Company’s interim Chief Financial Officer, replacing Ahmed Pasha upon his departure from the Company, in each case, effective immediately.

Mr. Roizen, age 47, served as Chief Financial Officer of AES Andes S.A. (“AES Andes”) and Head of International Treasury and Growth for The AES Corporation (“AES”). Pursuant to a secondment agreement among the Company, AES and AES Andes, Mr. Roizen has been seconded from his role at AES Andes to fulfill the interim Chief Financial Officer position at the Company. Prior to his current role at AES Andes, Mr. Roizen served as Director of Corporate Finance at AES Gener from 2012 to 2018 and Head of Financial Structuring beginning in 2008. Mr. Roizen holds a degree in Commercial Engineering, with a concentration in Business Administration, from Pontificia Universidad Católica de Chile, and a dual MBA from Universidad de Chile and Tulane University.

Other than as described below, there are no arrangements or understandings between each of Mr. Meier or Mr. Roizen and any other person pursuant to which each of Mr. Meier and Mr. Roizen is being appointed as the Company’s interim Chief Executive Officer and interim Chief Financial Officer, respectively. Neither Mr. Meier nor Mr. Roizen has any direct or indirect material interest in any transaction required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships existing between each of Messrs. Meier and Roizen and any executive officer or director of the Company, respectively.

As previously disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), Mr. Meier previously served as one of Siemens Industry’s designees on the Company’s Board pursuant to Siemens Industry’s director nomination rights under the Stockholders Agreement. As previously disclosed in filings with the SEC, Siemens Industry is an indirect subsidiary of Siemens AG. Currently, the Company's principal stockholders include Siemens AG, SPT Holding Sarl ("SPT Holding"), and Siemens Pension-Trust e.V. (“SPT e.V.”). SPT Holding is a wholly owned subsidiary of SPT e.V. and as such, SPT e.V. may be deemed to share beneficial ownership of the shares of the Company's Class A common stock beneficially owned by SPT Holding. Siemens AG is an affiliate of SPT e.V. and as such, may be deemed to share beneficial ownership of the Company's Class A common stock beneficially owned by SPT e.V. Siemens AG, SPT Holding, and SPT e.V. have joined as a party to a number of agreements entered into by and among the Company, Siemens Industry, and its other principal stockholders and their respective affiliates which provide a framework for the Company’s relationship with these stockholders, including the Stockholders Agreement. In the ordinary course of the Company's business, Siemens AG and its affiliates have purchased, and the Company expects that Siemens AG and its affiliates may in the future purchase, the Company’s products and services for energy storage projects. In addition, Siemens AG and its affiliates supply the Company with goods and services, and the Company expects that they will continue to provide the Company with goods and services in the future, that are used when delivering and maintaining energy storage projects for the Company's customers and occasionally used for research and development efforts. Siemens AG and its affiliates have also provided, and may in the future provide, consulting services to the Company. At times, Siemens AG and its affiliates and the Company have entered, and may in the future enter, into master consortium agreements to deliver battery-based energy storage products and related service contracts to external customers as well as other types of collaboration agreements. For additional information regarding the Company’s transactions and arrangements with Siemens AG and its affiliates, see the section titled “Certain Relationships and Related Person Transactions” in the Company’s definitive proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on January 26, 2026.

In connection with his appointment as interim Chief Executive Officer, Mr. Meier entered into an offer letter (the “Offer Letter”) with the Company setting forth the terms of his employment. Pursuant to the terms of the Offer Letter, Mr. Meier’s annual base salary is $1,015,000. In addition, Mr. Meier will be eligible to receive a discretionary cash bonus for successful completion of the transition and the placement of a permanent President and Chief Executive Officer of the Company. Given the interim nature of his position, Mr. Meier will not be eligible to participate in the Company’s Executive Severance Plan. Mr. Meier will, however, be eligible to participate in the Company’s broad-based health and welfare benefit plans and broad-based retirement plan, subject to the terms and conditions thereof. A copy of the Offer Letter is attached hereto as Exhibit 99.1.

In addition, in connection with Mr. Roizen’s appointment as interim Chief Financial Officer, AES Andes, an affiliate of AES, entered into a secondment agreement with the Company and AES to second Mr. Roizen to the Company for up to 90 days or longer, as mutually agreed (the “Secondment Term”). AES Andes will continue to pay Mr. Roizen’s salary and any other compensation or benefits during the Secondment Term. The Secondment Term will automatically terminate when a new Chief Financial Officer of the Company is appointed.

As noted above, Mr. Roizen is employed at AES Andes, an affiliate of AES. In the ordinary course of our business, AES and its affiliates have purchased, and we expect that AES and its affiliates will continue to purchase, our products and services for energy storage projects in multiple countries. AES Grid Stability is a principal stockholder of the Company and is party to a number of agreements entered into by and among the Company and its other principal shareholders and their respective affiliates which provide a framework for the Company’s relationship with these shareholders, including the Stockholders Agreement. When performing our obligations pursuant to such contracts, we may, from time to time, enter into related change orders, settlements with AES or its applicable affiliates, and other related arrangements to such underlying contracts. The Company also provides consulting services to AES whereby the Company will advise and, in some cases, provide support to AES on procurement, logistics, design, safety, and commissioning of projects. For additional information regarding the Company’s transactions and arrangements with AES and its affiliates, see the section titled “Certain Relationships and Related Person Transactions” in the Company’s definitive proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on January 26, 2026.

Mr. Meier previously entered into, and Mr. Roizen is expected to enter into, the Company’s standard indemnification agreement for directors and officers in the form filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A (File No. 333- 259839), filed with the SEC on October 19, 2021.

Departure of Named Executive Officer

John Zahurancik, the Company’s Senior Vice President and Chief Customer Success Officer, departed the Company on October 30, 2026, effective immediately.

Benefits under the Executive Severance Plan

In connection with their departures, each of Messrs. Nebreda, Pasha and Zahurancik will be eligible to receive severance benefits in accordance with the terms of the Company’s Executive Severance Plan (the “Severance Plan”). The Severance Plan was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2022.

Item 7.01. Regulation FD Disclosure.

On November 2, 2026, the Company issued a press release announcing certain executive leadership changes, including those described in Item 5.02 of this Current Report on Form 8-K. A copy of the Press Release is attached hereto as Exhibit 99.2.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Offer Letter, dated October 30, 2026, between Fluence Energy, Inc. and Axel Meier
99.2	Press Release of Fluence Energy, Inc., dated November 2, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: November 2, 2026	By:	/s/ Vincent Mathis
Vincent Mathis
Senior Vice President and Chief Legal and Compliance Officer and Secretary